Exhibit 10.1

The Shaw Group, Inc.

4171 Essen Lane Baton Rouge, Louisiana 70809 Telephone: 225.932.2500 Fax: 225.932.2618 HR

Date:	November 19, 2012

To:	James Wilems (1277883)

From:	Scott Trezise

CC:	Brian Ferraioli, personnel file

RE:	Temporary Uplift

Congratulations James!  I am pleased to confirm your temporary promotion to Vice President, Chief Accounting Officer, effective, November 20, 2012.    Your new monthly salary will be $20,833.33 (equivalent to $250,000.00 annually).   Your MIP target will increase to 40%.   This temporary uplift will remain in effect for the duration of your interim position as Chief Accounting Officer.

If you have any questions, feel free to contact me at 225.987.7567.

ST/nj